Exhibit 99.1

RE/MAX HOLDINGS, INC.

REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS

Total Fourth Quarter Revenue of $71.1 Million, Adjusted EBITDA of $22.4 Million

DENVER, February 19, 2026

Fourth Quarter 2025 Highlights

(Compared to fourth quarter 2024 unless otherwise noted)

▪	Total Revenue decreased 1.8% to $71.1 million
▪	Revenue excluding the Marketing Funds[1] decreased 0.4% to $53.6 million, driven by a negative 0.4% organic revenue growth[2] and flat foreign currency movements
▪	Net income attributable to RE/MAX Holdings, Inc. of $1.4 million and income per diluted share (GAAP EPS) of $0.07
▪	Adjusted EBITDA[3] decreased 4.0% to $22.4 million, Adjusted EBITDA margin[3] of 31.5% and Adjusted earnings per diluted share (Adjusted EPS3) of $0.30
▪	Total agent count increased 1.4% to 148,660 agents
▪	U.S. and Canada combined agent count decreased 4.6% to 72,977 agents

Full-Year 2025 Highlights

(Compared to full year 2024 unless otherwise noted)

▪	Total Revenue decreased 5.2% to $291.6 million
▪	Revenue excluding the Marketing Funds[1] decreased 4.3% to $218.8 million, driven by negative 3.9% organic growth[2] and adverse foreign currency movements of 0.4%
▪	Net income attributable to RE/MAX Holdings, Inc. of $8.2 million and earnings per diluted share (GAAP EPS) of $0.40
▪	Adjusted EBITDA[3] decreased 4.1% to $93.7 million, Adjusted EBITDA margin[3] of 32.1% and Adjusted earnings per diluted share (Adjusted EPS3) of $1.30

RE/MAX Holdings, Inc. (the “Company” or “RE/MAX Holdings”) (NYSE: RMAX), parent company of REMAX, one of the world’s leading franchisors of real estate brokerage services, and Motto Mortgage (“Motto”), the first and only national mortgage brokerage franchise brand in the U.S., today announced operating results for the quarter and year ended December 31, 2025.

“Our strategy is working and is beginning to yield results even though 2025 marked the third consecutive year of a historically tough housing market in the United States and Canada. We exited 2025 with strong momentum across both of our networks, driven by record global agent count growth, our best fourth quarter U.S. agent performance since 2021, and a renewed excitement for the REMAX brand given enhancements to our overall value proposition. In January we also saw the largest conversion in our history as nearly 1,200 agents led by visionary entrepreneurs chose to join our market-leading brand in Canada, an exciting start to the year,” said Erik Carlson, Chief Executive Officer.

RE/MAX Holdings, Inc. – Fourth Quarter 2025	Page 1 of 16

Carlson continued, “Engagement throughout REMAX reflects growing enthusiasm for the recent strategic investments in our brand, including our Marketing as a Service and Lead Concierge platforms, reinforcing our confidence as we enter the year ahead. At the same time, we continue to operate the business with discipline, with fourth quarter profit and margin performance at the high end of our expectations. As signs of modest improvement in home sales activity are starting to emerge, we believe our networks are well positioned to capitalize on a recovering market, and we will continue to be laser focused on supporting our networks to win more business, in less time, and more profitably.”

Fourth Quarter 2025 Operating Results

Agent Count

The following table compares agent count as of December 31, 2025 and 2024:

	As of December 31,		Change
	2025	2024	#	%
U.S.	48,165	51,286	(3,121)	(6.1)
Canada	24,812	25,171	(359)	(1.4)
Subtotal	72,977	76,457	(3,480)	(4.6)
Outside the U.S. & Canada	75,683	70,170	5,513	7.9
Total	148,660	146,627	2,033	1.4

Revenue

RE/MAX Holdings generated revenue of $71.1 million in the fourth quarter of 2025, a decrease of $1.3 million, or 1.8%, compared to $72.5 million in the fourth quarter of 2024. Revenue excluding the Marketing Funds was $53.6 million in the fourth quarter of 2025, a decrease of $0.2 million, or 0.4%, versus the same period in 2024. The decrease in Revenue excluding the Marketing Funds was attributable to a decline in organic revenue of 0.4%. The decline in organic revenue was driven mainly by a reduction in U.S. agent count and recently introduced incentives related to modifications to the Company’s standard fee models, including Aspire, partially offset by an increase in Broker fees due to: (1) the impact of recognizing Broker fees ratably throughout the year in the U.S. and Canada for capped programs like Aspire; (2) an increase in Broker Fees related to modifications to the Company’s standard fee models, including Aspire, which resulted in an offsetting decrease to Continuing franchise fees and to a lesser extent Marketing Funds fees; and (3) higher average home sales prices in the U.S., an increase in revenue from marketing as a service (“MaaS”) and an increase from advertising revenue on the Company’s flagship websites.

Recurring revenue streams, which consist of continuing franchise fees and annual dues, decreased $3.2 million, or 8.5%, compared to the fourth quarter of 2024 and accounted for 64.3% of Revenue excluding the Marketing Funds in the fourth quarter of 2025 compared to 69.9% in the prior-year period.

Operating Expenses

Total operating expenses were $61.8 million for the fourth quarter of 2025, a decrease of $6.4 million, or 9.4%, compared to $68.2 million in the fourth quarter of 2024. Fourth quarter 2025 total operating expenses decreased primarily due to lower Settlement and impairment charges, Marketing Funds expenses, and Depreciation and amortization expenses, partially offset by higher Selling, operating and administrative expenses.

Selling, operating and administrative expenses were $37.3 million in the fourth quarter of 2025, an increase of $1.6 million, or 4.4%, compared to the fourth quarter of 2024 and represented 69.7% of Revenue excluding the Marketing Funds, compared to 66.5% in the prior-year period. Fourth quarter 2025 Selling, operating and administrative expenses increased primarily due to losses on sale and disposal of assets, increase in expenses from timing of other events, partially offset by a reduction in certain personnel-related expenses.

RE/MAX Holdings, Inc. – Fourth Quarter 2025	Page 2 of 16

Net Income and GAAP EPS

Net income attributable to RE/MAX Holdings was $1.4 million for the fourth quarter of 2025 compared to net income of $5.8 million for the fourth quarter of 2024. Reported basic and diluted GAAP earnings per share were $0.07 each for the fourth quarter of 2025 compared to basic and diluted GAAP earnings per share were $0.31 and $0.29, respectively, for the fourth quarter of 2024.

Adjusted EBITDA and Adjusted EPS

Adjusted EBITDA was $22.4 million for the fourth quarter of 2025, a decrease of $0.9 million, or 4.0%, compared to the fourth quarter of 2024. Fourth quarter 2025 Adjusted EBITDA decreased due to an increase in certain personnel-related expenses and lower revenue, partially offset by a decrease in bad debt expense. Adjusted EBITDA margin was 31.5% in the fourth quarter of 2025, compared to 32.2% in the fourth quarter of 2024.

Adjusted basic and diluted EPS were $0.31 and $0.30 respectively for the fourth quarter of 2025 compared to Adjusted basic and diluted EPS of $0.32 and $0.30, respectively for the fourth quarter of 2024. The ownership structure used to calculate Adjusted basic and diluted EPS for the quarter ended December 31, 2025, assumes RE/MAX Holdings owned 100% of RMCO, LLC (“RMCO”). The weighted average ownership RE/MAX Holdings had in RMCO was 61.5% for the quarter ended December 31, 2025.

Balance Sheet

As of December 31, 2025, the Company had cash and cash equivalents of $118.7 million, an increase of $22.1 million from December 31, 2024. As of December 31, 2025, the Company had $436.8 million of outstanding debt, net of an unamortized debt discount and issuance costs, compared to $440.8 million as of December 31, 2024.

Share Repurchases and Retirement

As previously disclosed, in January 2022 the Company’s Board of Directors authorized a common stock repurchase program of up to $100 million. During the three months ending December 31, 2025, the Company did not repurchase any shares. As of December 31, 2025, $62.5 million remained available under the share repurchase program.

Outlook

The Company’s first quarter and full year 2026 Outlook assumes no further currency movements, acquisitions, or divestitures.

For the first quarter of 2026, RE/MAX Holdings expects:

▪	Agent count to increase 1.50% to 2.50% over first quarter 2025;
▪	Revenue in a range of $69.0 million to $74.0 million (including revenue from the Marketing Funds in a range of $16.0 million to $18.0 million); and
▪	Adjusted EBITDA in a range of $14.0 million to $17.0 million.

For the full year 2026, the Company now expects:

▪	Agent count in a range from 1.50% to positive 3.50% over full year 2025
▪	Revenue in a range of $285.0 million to $305.0 million (including revenue from the Marketing Funds in a range of $66.0 million to $70.0 million), and
▪	Adjusted EBITDA in a range of $90.0 million to $100.0 million.

RE/MAX Holdings, Inc. – Fourth Quarter 2025	Page 3 of 16

Webcast and Conference Call

The Company will host a conference call for interested parties on Friday, February 20, 2026, beginning at 8:30 a.m. Eastern Time. Interested parties can register in advance for the conference call using the following link: https://events.q4inc.com/attendee/808192655. Interested parties also can access a live webcast through the Investor Relations section of the Company’s website at http://investors.remaxholdings.com. Please dial in or join the webcast 10 minutes before the start of the conference call. An archive of the webcast will be available on the Company’s website for a limited time as well.

Basis of Presentation

Unless otherwise noted, the results presented in this press release are consolidated and exclude adjustments attributable to the non-controlling interest.

Footnotes:

1Revenue excluding the Marketing Funds is a non-GAAP measure of financial performance that differs from U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and a reconciliation to the most directly comparable U.S. GAAP measure is as follows (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue excluding the Marketing Funds:
Total revenue	$71,137	$72,467	$291,601	$307,685
Less: Marketing Funds fees	17,556	18,652	72,835	78,983
Revenue excluding the Marketing Funds	$53,581	$53,815	$218,766	$228,702

2The Company defines organic revenue growth as revenue growth from continuing operations excluding (i) revenue from Marketing Funds, (ii) revenue from acquisitions, and (iii) the impact of foreign currency movements. The Company defines revenue from acquisitions as the revenue generated from the date of an acquisition to its second anniversary (excluding Marketing Funds revenue related to acquisitions where applicable).

3Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS are non-GAAP measures. These terms are defined at the end of this release. Please see Tables 5 and 6 appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

# # #

About RE/MAX Holdings, Inc.

RE/MAX Holdings, Inc. (NYSE: RMAX) is one of the world’s leading franchisors in the real estate industry, franchising real estate brokerages globally under the REMAX® brand, and mortgage brokerages within the U.S. under the Motto® Mortgage brand. REMAX was founded in 1973 by Dave and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Now with more than 145,000 agents in over 8,500 offices and a presence in more than 120 countries and territories, nobody in the world sells more real estate than REMAX, as measured by total residential transaction sides. Dedicated to innovation and change in the real estate industry, RE/MAX Holdings launched Motto Franchising, LLC, a ground-breaking mortgage brokerage franchisor, in 2016. Motto Mortgage, the first and only national mortgage brokerage franchise brand in the U.S., has offices across more than 40 states.

RE/MAX Holdings, Inc. – Fourth Quarter 2025	Page 4 of 16

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as “believe,” “intend,” “expect,” “estimate,” “plan,” “outlook,” “project,” “anticipate,” “may,” “will,” “would” and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to agent count; Motto open offices; franchise sales; revenue; the Company’s outlook for the first quarter and full year 2026; non-GAAP financial measures; housing and mortgage market conditions; the Company’s commitment to innovation and delivering an elevated experience; enhancing our value proposition; our profitability and margin performance exceeding expectations; our new MaaS platform and economic models and the impact thereof; and our strengthened leadership team. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, without limitation, (1) changes in the real estate market or interest rates and availability of financing, (2) changes in business and economic activity in general, including enacted and proposed tariffs and other trade policies which could impact the global economy, (3) the Company’s ability to attract and retain quality franchisees, (4) the Company’s franchisees’ ability to recruit and retain real estate agents and mortgage loan originators, (5) changes in laws and regulations, (6) the Company’s ability to enhance, market, and protect its brands, (7) the Company’s ability to implement its technology initiatives, (8) risks related to recent changes in the Company’s leadership team, (9) fluctuations in foreign currency exchange rates, (10) the nature and amount of the exclusion of charges in future periods when determining Adjusted EBITDA is subject to uncertainty and may not be similar to such charges in prior periods, and (11) those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company’s website at www.remaxholdings.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.

Investor Contact:	Media Contact:
Joe Schwartz	Keri Henke
(303) 796-3693	(303) 796-3424
joe.schwartz@remax.com	khenke@remax.com

RE/MAX Holdings, Inc. – Fourth Quarter 2025	Page 5 of 16

TABLE 1

RE/MAX Holdings, Inc.

Consolidated Statements of Income (Loss)

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue:
Continuing franchise fees	$27,077	$29,788	$112,865	$122,011
Annual dues	7,361	7,843	30,462	32,188
Broker fees	13,907	11,657	53,691	51,816
Marketing Funds fees	17,556	18,652	72,835	78,983
Franchise sales and other revenue	5,236	4,527	21,748	22,687
Total revenue	71,137	72,467	291,601	307,685
Operating expenses:
Selling, operating and administrative expenses	37,333	35,770	146,702	152,258
Marketing Funds expenses	17,556	18,652	72,835	78,983
Depreciation and amortization	6,215	7,072	25,848	29,561
Settlement and impairment charges	—	5,483	(1,542)	5,483
Change in estimated tax receivable agreement liability	715	1,219	715	1,219
Total operating expenses	61,819	68,196	244,558	267,504
Operating income (loss)	9,318	4,271	47,043	40,181
Other expenses, net:
Interest expense	(7,740)	(8,562)	(31,700)	(36,258)
Interest income	933	903	3,580	3,738
Foreign currency transaction gains (losses)	371	(893)	705	(1,461)
Total other expenses, net	(6,436)	(8,552)	(27,415)	(33,981)
Income (loss) before provision for income taxes	2,882	(4,281)	19,628	6,200
Provision for income taxes	(373)	8,361	(6,195)	1,877
Net income (loss)	$2,509	$4,080	$13,433	$8,077
Less: net income (loss) attributable to non-controlling interest	1,069	(1,725)	5,280	954
Net income (loss) attributable to RE/MAX Holdings, Inc.	$1,440	$5,805	$8,153	$7,123

Net income (loss) attributable to RE/MAX Holdings, Inc. per share of Class A common stock
Basic	$0.07	$0.31	$0.41	$0.38
Diluted	$0.07	$0.29	$0.40	$0.37
Weighted average shares of Class A common stock outstanding
Basic	20,078,818	18,921,229	19,845,469	18,780,200
Diluted	20,904,332	19,985,471	20,400,048	19,293,827

RE/MAX Holdings, Inc. – Fourth Quarter 2025	Page 6 of 16

TABLE 2

RE/MAX Holdings, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$118,736	$96,619
Restricted cash	74,332	72,668
Accounts and notes receivable, net of allowances	26,944	27,807
Income taxes receivable	8,188	7,592
Other current assets	11,940	13,825
Total current assets	240,140	218,511
Property and equipment, net of accumulated depreciation	5,996	7,578
Operating lease right of use assets	12,608	17,778
Franchise agreements, net	67,080	81,186
Other intangible assets, net	10,774	13,382
Goodwill	239,572	237,239
Income taxes receivable, net of current portion	—	355
Other assets, net of current portion	6,305	5,565
Total assets	$582,475	$581,594
Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$3,986	$5,761
Accrued liabilities	100,927	110,859
Income taxes payable	105	541
Deferred revenue	21,391	22,848
Debt	4,600	4,600
Payable pursuant to tax receivable agreements	1,542	1,537
Operating lease liabilities	9,217	8,556
Total current liabilities	141,768	154,702
Debt, net of current portion	432,151	436,243
Deferred tax liabilities	8,193	8,448
Deferred revenue, net of current portion	12,859	14,778
Operating lease liabilities, net of current portion	13,514	22,669
Other liabilities, net of current portion	2,978	3,148
Total liabilities	611,463	639,988
Commitments and contingencies
Stockholders' equity (deficit):
Class A common stock, par value $.0001 per share, 180,000,000 shares authorized; 20,095,180 and 18,971,435 shares issued and outstanding as of December 31, 2025 and 2024, respectively	2	2
Class B common stock, par value $.0001 per share, 1,000 shares authorized; 1 share issued and outstanding as of December 31, 2025 and 2024, respectively	—	—
Additional paid-in capital	578,429	565,072
Accumulated deficit	(126,072)	(133,727)
Accumulated other comprehensive income (deficit), net of tax	54	(1,864)
Total stockholders' equity attributable to RE/MAX Holdings, Inc.	452,413	429,483
Non-controlling interest	(481,401)	(487,877)
Total stockholders' equity (deficit)	(28,988)	(58,394)
Total liabilities and stockholders' equity (deficit)	$582,475	$581,594

RE/MAX Holdings, Inc. – Fourth Quarter 2025	Page 7 of 16

TABLE 3

RE/MAX Holdings, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended December 31,
	2025	2024	2023
Cash flows from operating activities:
Net income (loss)	$13,433	$8,077	$(98,486)
Adjustments to reconcile net income (loss) to operating cash flows:
Depreciation and amortization	25,848	29,561	32,414
Equity-based compensation expense	16,627	18,855	19,536
Bad debt expense	3,278	1,359	6,784
Deferred income tax expense (benefit)	(455)	(2,102)	49,387
Fair value adjustments to contingent consideration	(109)	(225)	(533)
Non-cash settlement and impairment charges	401	5,483	73,783
Net settlement payments	(5,581)	—	—
Non-cash debt charges	880	863	860
Payment of contingent consideration in excess of acquisition date fair value	—	(360)	—
Change in estimated tax receivable agreement liability	763	1,219	(25,298)
Other, net	1,134	(30)	468
Changes in operating assets and liabilities
Accounts and notes receivable, net of allowances	(3,941)	7,505	(8,442)
Payments pursuant to tax receivable agreements	(757)	(504)	(440)
Income taxes receivable/payable	(314)	(6,505)	298
Deferred revenue, current and noncurrent	(3,516)	(2,870)	(5,432)
Other assets and liabilities	(6,813)	(674)	(16,635)
Net cash provided by operating activities	40,878	59,652	28,264
Cash flows from investing activities:
Purchases of property, equipment and capitalization of software	(7,374)	(6,622)	(6,419)
Other	(408)	746	776
Net cash used in investing activities	(7,782)	(5,876)	(5,643)
Cash flows from financing activities:
Payments on debt	(4,600)	(4,600)	(4,600)
Debt amendment costs	(245)	—	—
Distributions paid to non-controlling unitholders	—	—	(8,655)
Dividends and dividend equivalents paid to Class A common stockholders	(498)	(599)	(13,553)
Payments related to tax withholding for share-based compensation	(4,589)	(3,075)	(4,367)
Common shares repurchased	—	—	(3,408)
Payment of contingent consideration	(791)	—	(1,234)
Other financing	(27)	1	—
Net cash used in financing activities	(10,750)	(8,273)	(35,817)
Effect of exchange rate changes on cash	1,435	(1,979)	831
Net decrease in cash, cash equivalents and restricted cash	23,781	43,524	(12,365)
Cash, cash equivalents and restricted cash, beginning of period	169,287	125,763	138,128
Cash, cash equivalents and restricted cash, end of period	$193,068	$169,287	$125,763

RE/MAX Holdings, Inc. – Fourth Quarter 2025	Page 8 of 16

TABLE 4

RE/MAX Holdings, Inc.

Agent Count

(Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024	2024	2024	2024	2023
Agent Count:
U.S.
Company-Owned Regions	41,998	42,935	43,363	43,543	44,911	46,283	46,780	47,302	48,401
Independent Regions	6,167	6,243	6,306	6,311	6,375	6,525	6,626	6,617	6,730
U.S. Total	48,165	49,178	49,669	49,854	51,286	52,808	53,406	53,919	55,131
Canada
Company-Owned Regions	19,803	20,045	20,060	20,227	20,311	20,515	20,347	20,151	20,270
Independent Regions	5,009	4,975	4,906	4,929	4,860	4,878	4,846	4,885	4,898
Canada Total	24,812	25,020	24,966	25,156	25,171	25,393	25,193	25,036	25,168
U.S. and Canada Total	72,977	74,198	74,635	75,010	76,457	78,201	78,599	78,955	80,299
Outside U.S. and Canada
Independent Regions	75,683	73,349	72,438	71,116	70,170	67,282	64,943	64,332	64,536
Outside U.S. and Canada Total	75,683	73,349	72,438	71,116	70,170	67,282	64,943	64,332	64,536
Total	148,660	147,547	147,073	146,126	146,627	145,483	143,542	143,287	144,835

RE/MAX Holdings, Inc. – Fourth Quarter 2025	Page 9 of 16

TABLE 5

RE/MAX Holdings, Inc.

Adjusted EBITDA Reconciliation to Net Income (Loss)

(In thousands, except percentages)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income (loss)	$2,509	$4,080	$13,433	$8,077
Depreciation and amortization	6,215	7,072	25,848	29,561
Interest expense	7,740	8,562	31,700	36,258
Interest income	(933)	(903)	(3,580)	(3,738)
Provision for income taxes	373	(8,361)	6,195	(1,877)
EBITDA	15,904	10,450	73,596	68,281
Settlement and impairment charges (1)	—	5,483	(1,542)	5,483
Equity-based compensation expense	4,314	4,412	16,627	18,855
Fair value adjustments to contingent consideration (2)	(25)	75	(109)	(225)
Restructuring charges (3)	(200)	1,286	2,536	1,227
Change in estimated tax receivable agreement liability (4)	715	1,219	715	1,219
Other adjustments (5)	1,692	416	1,898	2,860
Adjusted EBITDA (6)	$22,400	$23,341	$93,721	$97,700
Adjusted EBITDA Margin (6)	31.5%	32.2%	32.1%	31.8%

(1)	During 2025, the Company recorded a cost recovery in connection with a previous settlement, that was received in the fourth quarter of 2025 from an escrow fund from a prior acquisition. This was partially offset by the settlement of an immaterial legal matter and an impairment recognized on an office lease in Canada. During 2024, represents the settlements of certain industry class-action lawsuits and other legal settlements.
(2)	Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liabilities.
(3)	During 2025 and 2024, the Company restructured its support services to further enhance the overall customer experience.
(4)	Change in estimated tax receivable agreement liability is the result of a valuation allowance on deferred tax assets.
(5)	Other adjustments are primarily made up of losses on disposal of assets in 2025 and employee retention related expenses from the Company’s CEO transition in 2024.
(6)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

RE/MAX Holdings, Inc. – Fourth Quarter 2025	Page 10 of 16

TABLE 6

RE/MAX Holdings, Inc.

Adjusted Net Income (Loss) and Adjusted Earnings per Share

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income (loss)	$2,509	$4,080	$13,433	$8,077
Amortization of acquired intangible assets	4,217	4,621	17,440	19,706
Provision for income taxes	373	(8,361)	6,195	(1,877)
Add-backs:
Settlement and impairment charges (1)	—	5,483	(1,542)	5,483
Equity-based compensation expense	4,314	4,412	16,627	18,855
Fair value adjustments to contingent consideration (2)	(25)	75	(109)	(225)
Restructuring charges (3)	(200)	1,286	2,536	1,227
Change in estimated tax receivable agreement liability (4)	715	1,219	715	1,219
Other adjustments (5)	1,692	416	1,898	2,860
Adjusted pre-tax net income	13,595	13,231	57,193	55,325
Less: Provision for income taxes at 25% (6)	(3,398)	(3,307)	(14,298)	(13,831)
Adjusted net income (7)	$10,197	$9,924	$42,895	$41,494

Total basic pro forma shares outstanding	32,638,418	31,480,829	32,405,069	31,339,800
Total diluted pro forma shares outstanding	33,463,932	32,545,071	32,959,648	31,853,427

Adjusted net income basic earnings per share (7)	$0.31	$0.32	$1.32	$1.32
Adjusted net income diluted earnings per share (7)	$0.30	$0.30	$1.30	$1.30

(1)	During 2025, the Company recorded a cost recovery in connection with a previous settlement, that was received in the fourth quarter of 2025 from an escrow fund from a prior acquisition. This was partially offset by the settlement of an immaterial legal matter and an impairment recognized on an office lease in Canada. During 2024, represents the settlements of certain industry class-action lawsuits and other legal settlements.
(2)	Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liabilities.
(3)	During 2025 and 2024, the Company restructured its support services to further enhance the overall customer experience.
(4)	Change in estimated tax receivable agreement liability is the result of a valuation allowance on deferred tax assets.
(5)	Other adjustments are primarily made up of losses on disposal of assets in 2025 and employee retention related expenses from the Company’s CEO transition in 2024.
(6)	The long-term tax rate assumes the exchange of all outstanding non-controlling interest partnership units for Class A Common Stock that (a) removes the impact of unusual, non-recurring tax matters and (b) does not estimate the residual impacts to foreign taxes of additional step-ups in tax basis from an exchange because that is dependent on stock prices at the time of such exchange and the calculation is impracticable.
(7)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

RE/MAX Holdings, Inc. – Fourth Quarter 2025	Page 11 of 16

TABLE 7

RE/MAX Holdings, Inc.

Pro Forma Shares Outstanding

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Total basic weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	20,078,818	18,921,229	19,845,469	18,780,200
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Total basic pro forma weighted average shares outstanding	32,638,418	31,480,829	32,405,069	31,339,800

Total diluted weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	20,078,818	18,921,229	19,845,469	18,780,200
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Dilutive effect of unvested restricted stock units (1)	825,514	1,064,242	554,579	513,627
Total diluted pro forma weighted average shares outstanding	33,463,932	32,545,071	32,959,648	31,853,427

(1)	In accordance with the treasury stock method.

RE/MAX Holdings, Inc. – Fourth Quarter 2025	Page 12 of 16

TABLE 8

RE/MAX Holdings, Inc.

Adjusted Free Cash Flow & Unencumbered Cash

(Unaudited)

	Year Ended
	December 31,
	2025	2024
Cash flow from operations	$40,878	$59,652
Less: Purchases of property, equipment and capitalization of software	(7,374)	(6,622)
(Increases) decreases in restricted cash of the Marketing Funds (1)	(1,664)	(2,028)
Adjusted free cash flow (2)	31,840	51,002

Adjusted free cash flow (2)	31,840	51,002
Less: Tax/Other non-dividend distributions to RIHI	—	—
Adjusted free cash flow after tax/non-dividend distributions to RIHI (2)	31,840	51,002

Adjusted free cash flow after tax/non-dividend distributions to RIHI (2)	31,840	51,002
Less: Debt principal payments	(4,600)	(4,600)
Unencumbered cash generated (2)	$27,240	$46,402

Summary
Cash flow from operations	$40,878	$59,652
Adjusted free cash flow (2)	$31,840	$51,002
Adjusted free cash flow after tax/non-dividend distributions to RIHI (2)	$31,840	$51,002
Unencumbered cash generated (2)	$27,240	$46,402

Adjusted EBITDA (2)	$93,721	$97,700
Adjusted free cash flow as % of Adjusted EBITDA (2)	34.0%	52.2%
Adjusted free cash flow less distributions to RIHI as % of Adjusted EBITDA (2)	34.0%	52.2%
Unencumbered cash generated as % of Adjusted EBITDA (2)	29.1%	47.5%

(1)	This line reflects any subsequent changes in the restricted cash balance (which under GAAP reflects as either (a) an increase or decrease in cash flow from operations or (b) an incremental amount of purchases of property and equipment and capitalization of developed software) to remove the impact of changes in restricted cash in determining adjusted free cash flow.
(2)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

RE/MAX Holdings, Inc. – Fourth Quarter 2025	Page 13 of 16

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of financial measures that are not in accordance with U.S. GAAP, such as Revenue excluding the Marketing Funds, Adjusted EBITDA and the ratios related thereto, Adjusted net income (loss), Adjusted basic and diluted earnings per share (Adjusted EPS) and adjusted free cash flow. These measures are derived based on methodologies other than in accordance with U.S. GAAP.

Revenue excluding the Marketing Funds is calculated directly from our consolidated financial statements as Total revenue less Marketing Funds fees.

The Company defines Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, interest income and the provision for income taxes, each of which is presented in the unaudited consolidated financial statements included earlier in this press release), adjusted for the impact of the following items that are either non-cash or that the Company does not consider representative of its ongoing operating performance: loss or gain on sale or disposition of assets, settlement and impairment charges, equity-based compensation expense, acquisition-related expense, gain on reduction in tax receivable agreement liability, expense or income related to changes in the estimated fair value measurement of contingent consideration, restructuring charges and other non-recurring items. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue.

Because Adjusted EBITDA and Adjusted EBITDA margin omit certain non-cash items and other non-recurring cash charges or other items, the Company believes that each measure is less susceptible to variances that affect its operating performance resulting from depreciation, amortization and other non-cash and non-recurring cash charges or other items. The Company presents Adjusted EBITDA and the related Adjusted EBITDA margin because the Company believes they are useful as supplemental measures in evaluating the performance of its operating businesses and provides greater transparency into the Company’s results of operations. The Company’s management uses Adjusted EBITDA and Adjusted EBITDA margin as factors in evaluating the performance of the business.

Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analyzing the Company’s results as reported under U.S. GAAP. Some of these limitations are:

•	these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	these measures do not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments on its debt;

•	these measures do not reflect the Company’s income tax expense or the cash requirements to pay its taxes;

RE/MAX Holdings, Inc. – Fourth Quarter 2025	Page 14 of 16

•	these measures do not reflect the cash requirements to pay dividends to stockholders of the Company’s Class A common stock and tax and other cash distributions to its non-controlling unitholders;

•	these measures do not reflect the cash requirements pursuant to the tax receivable agreements;

•	these measures do not reflect the cash requirements for share repurchases;

•	these measures do not reflect the cash requirements for the settlements of certain industry class-action lawsuits and other legal settlements;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements;

•	although equity-based compensation is a non-cash charge, the issuance of equity-based awards may have a dilutive impact on earnings per share; and

•	other companies may calculate these measures differently so similarly named measures may not be comparable.

The Company's Adjusted EBITDA guidance does not include certain charges and costs. The adjustments to EBITDA in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior quarters, such as gain or loss on sale or disposition of assets, settlement and impairment charges, equity-based compensation expense, acquisition-related expense, gains or losses from changes in the tax receivable agreement liability, expense or income related to changes in the fair value measurement of contingent consideration, restructuring charges and other non-recurring items. The exclusion of these charges and costs in future periods will have a significant impact on the Company's Adjusted EBITDA. The Company is not able to provide a reconciliation of the Company's non-GAAP financial guidance to the corresponding U.S. GAAP measures without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

Adjusted net income (loss) is calculated as Net income (loss) attributable to RE/MAX Holdings, assuming the full exchange of all outstanding non-controlling interests for shares of Class A common stock as of the beginning of the period (and the related increase to the provision for income taxes after such exchange), plus primarily non-cash items and other items that management does not consider to be useful in assessing the Company’s operating performance (e.g., amortization of acquired intangible assets, gain on sale or disposition of assets, non-cash impairment charges, acquisition-related expense, restructuring charges and equity-based compensation expense).

Adjusted basic and diluted earnings per share (Adjusted EPS) are calculated as Adjusted net income (loss) (as defined above) divided by pro forma (assuming the full exchange of all outstanding non-controlling interests) basic and diluted weighted average shares, as applicable.

RE/MAX Holdings, Inc. – Fourth Quarter 2025	Page 15 of 16

When used in conjunction with GAAP financial measures, Adjusted net income (loss) and Adjusted EPS are supplemental measures of operating performance that management believes are useful measures to evaluate the Company’s performance relative to the performance of its competitors as well as performance period over period. By assuming the full exchange of all outstanding non-controlling interests, management believes these measures:

•	facilitate comparisons with other companies that do not have a low effective tax rate driven by a non-controlling interest on a pass-through entity;

•	facilitate period over period comparisons because they eliminate the effect of changes in Net income attributable to RE/MAX Holdings, Inc. driven by increases in its ownership of RMCO, LLC, which are unrelated to the Company’s operating performance; and

•	eliminate primarily non-cash and other items that management does not consider to be useful in assessing the Company’s operating performance.

Adjusted free cash flow is calculated as cash flows from operations less capital expenditures and any changes in restricted cash of the Marketing Funds, all as reported under GAAP, and quantifies how much cash a company has to pursue opportunities that enhance shareholder value. The restricted cash of the Marketing Funds is limited in use for the benefit of franchisees and any impact to adjusted free cash flow is removed. The Company believes adjusted free cash flow is useful to investors as a supplemental measure as it calculates the cash flow available for working capital needs, re-investment opportunities, potential Independent Region and strategic acquisitions, dividend payments or other strategic uses of cash.

Adjusted free cash flow after tax and non-dividend distributions to RIHI, Inc. (“RIHI”), an entity majority owned and controlled by David Liniger, our Chairman and Co-Founder, and by Gail Liniger, our Vice Chair Emerita and Co-Founder, is calculated as adjusted free cash flow less tax and other non-dividend distributions paid to RIHI (the non-controlling interest holder) to enable RIHI to satisfy its income tax obligations. Similar payments would be made by the Company directly to federal and state taxing authorities as a component of the Company’s consolidated provision for income taxes if a full exchange of non-controlling interests occurred in the future. As a result and given the significance of the Company’s ongoing tax and non-dividend distribution obligations to its non-controlling interest, adjusted free cash flow after tax and non-dividend distributions, when used in conjunction with GAAP financial measures, provides a meaningful view of cash flow available to the Company to pursue opportunities that enhance shareholder value.

Unencumbered cash generated is calculated as adjusted free cash flow after tax and non-dividend distributions to RIHI less quarterly debt principal payments less annual excess cash flow payment on debt, as applicable. Given the significance of the Company’s excess cash flow payment on debt, when applicable, unencumbered cash generated, when used in conjunction with GAAP financial measures, provides a meaningful view of the cash flow available to the Company to pursue opportunities that enhance shareholder value after considering its debt service obligations.

RE/MAX Holdings, Inc. – Fourth Quarter 2025	Page 16 of 16